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                                                                   EXHIBIT 23(d)

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

The Board of Directors
Public Service Bank, a federal savings bank


We hereby consent to the use of our report on the consolidated financial statements of Public Service Bank, a federal savings bank included in this Amendment No. 1 to the Registration Statement on Form S-4 and to the reference to our Firm under the caption "Experts" in this Registration Statement.



                              MICHAEL TROKEY & COMPANY, P.C.


                              /s/ Michael Trokey & Company, P.C.

St. Louis, Missouri
May 7, 1998